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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 3, 1997, on the balance sheet of Crescent Operating, Inc., included in this Registration Statement.


Arthur Andersen

Dallas, Texas,
 April 15, 1997